Exhibit 32(i)

Certifications of CEO and CFO Pursuant to

18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Northern Trust Corporation (the “Corporation”) on Form 10-Q for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), William A. Osborn, as Chief Executive Officer of the Corporation, and Steven L. Fradkin, as Chief Financial Officer of the Corporation, each hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ William A. Osborn
William A. Osborn
Chief Executive Officer
May 2, 2005

/s/ Steven L. Fradkin
Steven L. Fradkin
Chief Financial Officer
May 2, 2005

A signed original of this written statement required by section 906 has been provided to Northern Trust Corporation and will be retained by Northern Trust Corporation and furnished to the Securities and Exchange Commission or its staff upon request.